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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 12, 2005

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Delaware

(State or other jurisdiction of incorporation)

1-11605 (Commission File Number)	No. 95-4545390 I.R.S. Employer Identification No.

500 South Buena Vista Street Burbank, California (Address of principal executive offices)	91521 (Zip code)

(818) 560-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement

On March 17, 2005, the Registrant reported the selection of Robert A. Iger as Chief Executive Officer of the Registrant to be effective at the end of the Registrant’s 2005 fiscal year. On October 3, 2005, the Registrant entered into an employment agreement with Robert A. Iger under which he will serve as President and Chief Executive Officer of the Registrant, commencing October 2, 2005. Mr. Iger will be the Registrant’s highest ranking officer and report directly to the Board of Directors. He will have the duties and responsibilities customarily exercised by the person serving as chief executive officer of a company of the size and nature of the Registrant. The Registrant has also agreed to nominate him for re-election as a member of the Board at the expiration of each term of office, and he has agreed to continue to serve on the Board if elected.

The agreement, which has a term that continues through the last day of the fiscal year of the Registrant ending on or about September 30, 2010, provides for Mr. Iger to receive an annual salary of no less than (and initially equal to) $2,000,000, payable in accordance with the Registrant’s prevailing payroll policies. The agreement provides that the portion of Mr. Iger’s base salary that was deferred pursuant to his prior employment agreement will be paid, together with interest at the applicable federal rate for mid-term treasuries, reset annually, no later than 30 days after Mr. Iger is no longer subject to the provisions of Section 162(m) of the Internal Revenue Code (or at such later date as is necessary to avoid the imposition of an additional tax on Mr. Iger under Section 409A of the Internal Revenue Code).

Mr. Iger is also eligible for an annual, performance-based bonus under the Registrant’s applicable annual incentive plan (currently, the Registrant’s Management Incentive Bonus Program). The contract provides that the Compensation Committee of the Registrant’s Board of Directors will set a target bonus each year. The target will be not less than $7.25 million. The actual amount of the bonus paid, if any, will be set by the Committee based on the performance of the Registrant pursuant to the then applicable annual incentive plan. Mr. Iger is also eligible to receive equity-based long-term incentive awards under the Registrant’s applicable plans and programs. For each fiscal year during the term of the agreement, Mr. Iger will be granted a long-term incentive award having a target value (as determined in accordance with the practices used to value the awards made to other senior executive officers of the Registrant) equal to four times the initial annual base salary payable to him under the agreement. The Registrant’s Compensation Committee may also increase the award value of any award based on its evaluation of Mr. Iger’s performance. The long-term incentive award for the fiscal year commencing in October 2005 must be made not later than March 31, 2006. These awards will be subject to substantially the same terms and conditions (including vesting and performance conditions) that will be established for other senior executives of the Registrant in accordance with the Board’s policies for the grant of equity-based awards, as in effect at the time of the award. The Compensation Committee of the Board of Directors will determine the form and terms of any such long-term incentive award in accordance with the terms of the applicable plan, including, without limitation, establishing performance conditions and/or continued service requirements as a condition to any such award becoming vested, in whole or in part.

The above-stated minimum annual bonus and long-term incentive award opportunities do not guarantee Mr. Iger any minimum amount of compensation. The actual amounts payable to Mr. Iger in respect of such opportunities will be determined based on the extent to which any performance conditions and/or service conditions applicable to such awards are satisfied and on the value of the Registrant’s stock Accordingly, Mr. Iger may receive compensation in respect of each such incentive opportunity that is greater or less than the stated target value (and which could be zero), depending on whether, and to what extent, the applicable performance and other conditions are satisfied.

Pursuant to the agreement, Mr. Iger is receiving a one-time grant of 500,000 performance stock units, each of which will be the economic equivalent of one share of the Registrant’s common stock (and will be entitled to be credited with additional stock units equivalent in value to any dividends payable on the common stock). Mr. Iger’s ability to vest in such performance stock units is contingent upon the satisfaction of two separate performance conditions. First, the Registrant’s total shareholder return from the grant date until the end of the applicable measurement period must meet or exceed the total shareholder return for the S&P 500 Index for the same period, which in each case will be determined based on results reported by a financial reporting service selected by the Compensation Committee. There will be three measurement periods applicable to the total shareholder return test, with one such period ending on the last day of each fiscal year ending on or about September 30, 2008, September 30, 2009 and September 30, 2010. This total shareholder return condition may be satisfied as to 60% of the performance stock units as of the last day of the fiscal year ending on or about September 30, 2008; 80% of the performance stock units (reduced by any such performance stock units that become vested as of the last day of the fiscal year ending on or about September 30, 2008) as of the last day of the fiscal year ending on or about September 30, 2009; and 100% of the performance stock units (reduced by any such performance stock units that become vested as of the last day of the fiscal year ending on or about September 30, 2008 or September 30, 2009) as of the last day of the fiscal year ending on or about September 30, 2010. Additionally, to vest in any of these performance stock units as of any such date, performance conditions that will be established by the Compensation Committee for the purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code from among the criteria approved by shareholders must also be satisfied with respect to a performance period ending on the dates outline above. Under the terms of this performance stock unit award, any of the units that do not vest as of an earlier measurement date, because either the total shareholder return condition or a performance condition established under the 2002 Executive Performance Plan is not satisfied as of such date, may nonetheless become vested as of a later measurement date, subject to the achievement of both applicable performance conditions as of such date.

Mr. Iger is entitled to participate in employee benefits and perquisites generally made available to senior executives of the Registrant.

Mr. Iger’s employment may be terminated by the Registrant for “cause,” which is defined as (i) conviction of a felony or the entering of a plea of nolo contendere to a felony charge; (ii) gross neglect, willful malfeasance or willful gross misconduct in connection with his employment which has had a material adverse effect on the business of the Registrant and its subsidiaries, unless he reasonably believed in good faith that such act or non-act was in, or not opposed to, the best interests of the Registrant; (iii) his substantial and continual refusal to perform his duties, responsibilities or obligations under the agreement that continues after receipt of written notice identifying the duties, responsibilities or obligations not being performed; (iv) a violation that is not timely cured of the Registrant’s code of conduct or any Registrant policy that is generally applicable to all employees or all officers of the Registrant that he knows or reasonably should know could reasonably be expected to result in a material adverse effect on the Registrant; (v) any failure that is not timely cured to cooperate, if requested by the Board, with any investigation or inquiry into his or the Registrant’s business practices, whether internal or external; or (vi) any material breach of the covenants for the benefit of the Registrant referenced below that is not timely cured. In the event of such termination, the Registrant’s only obligation is to pay any amounts unconditionally accrued, earned or vested through the date of termination (such as his earned and deferred base salary).

Mr. Iger has the right to terminate his employment for “good reason,” which is defined as (i) a reduction in any of his base salary, annual target bonus opportunity or annual target long-term incentive award opportunity; (ii) the failure to elect or reelect him as a member of the Board, or the removal of him from the position of Chief Executive Officer; (iii) the removal of him from the position of President (other than in connection with the appointment of another person who is acceptable to him to serve as President); (iv) a material reduction in his duties and responsibilities (other than in connection with the appointment of another person to serve as President); (v) the assignment to him of duties that are materially inconsistent with his position or duties or that materially impair his ability to function as Chief Executive Officer and any other position in which he is then serving; (vi) relocation of his principal office to a location that is both more than 50 miles from Manhattan and more than 50 miles outside of the greater Los Angeles area; or (vii) a material breach of any material provision of the agreement by the Registrant.

If Mr. Iger exercises his right to terminate his employment agreement, or if the Registrant terminates his employment in breach of the agreement, Mr. Iger is entitled, as his sole remedy, (i) to his salary (including deferred salary and interest) earned through the date of termination; (ii) to a cash severance payment in an amount equal to twice the sum of (a) his then current base salary and (b) the average of the annual bonuses payable (including in such average a zero for any year for which no such bonus is payable) to him with respect to each of the last three completed fiscal years of the Registrant for which the amount of such bonus has been determined at the date of such termination (the “Average Bonus”); (iii) subject, in each case, to the achievement of the stated performance objectives as of such next measurement date, to vest with respect to a pro-rated portion (based on his service through the date of termination) of any restricted stock and unvested stock units (including, but not limited to, the performance stock units described above) subject to any award granted to Mr. Iger (whether before, in connection with, or after the commencement date of the current agreement) that could, pursuant to the terms of such award, have become vested at the next measurement date with respect to such restricted stock or stock units; (iv) to receive any other amounts earned, unconditionally accrued or owing to Mr. Iger but not yet paid (including any benefits due in accordance with applicable plans and programs of the Registrant), (v) to vest with respect to any stock options granted to him prior to 2005 that would have become vested under the applicable terms of his prior employment agreement, and (vi) to continued participation for him and his eligible dependents in all medical, dental and hospitalization benefit plans or programs in which he and/or they were participating on the date of the termination of his employment (or economically equivalent benefits) until the earlier of (A) 24 months following termination of his employment and (B) the date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer.

If Mr. Iger’s employment ends at or within 30 days following the expiration of the stated term of the Employment Agreement (i.e., the last day of the fiscal year ending on or about September 30, 2010), he will be entitled to receive a separation payment equal to the sum of (x) his current base salary and (y) the Average Bonus. In addition, he and his eligible dependents will be entitled to continued participation in the Registrant’s medical, dental and hospitalization benefit plans or programs in which he and/or they were participating on the date of the termination of his employment (or economically equivalent benefits) until the earlier of (A) 12 months following termination of his employment and (B) the date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer.

In the event that Mr. Iger’s employment terminates due to his death or disability, all of the performance stock units described above will vest and be payable, and any stock options granted to him prior to 2005 that would have become vested under the applicable terms of his prior employment agreement will vest. In addition, if a “Triggering Event” as defined in the Registrant’s 1995 Stock Plan occurs within 12 months of a Change in Control as defined in the Stock Plan, the 500,000 performance stock units awarded to Mr. Iger (as well as other outstanding stock options, restricted stock units, performance-based stick units or other plan awards) will become fully vested and payable. A triggering event is defined to include a termination of employment by the Registrant other than for “cause,” a termination of employment by the participant following a reduction in position, pay or other “constructive termination,” or a failure by the successor company to assume or continue the plan award.

If any payments to Mr. Iger would be subject to excise tax as an “excess parachute payment” under federal income tax rules, the Registrant has agreed to pay Mr. Iger an additional amount to adjust for the incremental tax costs to Mr. Iger of such payments.

Mr. Iger’s employment agreement contains covenants for the benefit of the Registrant relating to non-competition during the term of employment, protection of the Registrant’s confidential information, and non-solicitation of Registrant employees for one year following termination of his employment for any reason.

Mr. Iger’s agreement is attached as Exhibit 10(a) to this Report and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) – (c) The information set forth under Item 1.01 is incorporated herein by reference. In addition, on September 30, 2005, Michael D. Eisner tendered his resignation from the Board of Directors of the Registrant, effective immediately. Mr. Eisner’s status as Chief Executive Officer of the Registrant ended at the conclusion of the Registrant’s fiscal year on October 1, 2005, and he no longer provides any services for the Registrant.

Item 9.01 Financial Statements and Exhibits

Exhibit 10(a) Employment agreement with Robert A. Iger dated as of October 2, 2005

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Vice President, Counsel

Dated:	October 6, 2005